UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024 (May 30, 2024)

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, at the annual meeting of stockholders (the “Annual Meeting”) of Soluna Holdings, Inc. (the “Company”), held on May 30, 2024, the Company’s stockholders approved amendments (the “Amendments”) to the Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) and the Amended and Restated 2023 Stock Incentive Plan (the “2023 Plan” and together the “Plans”) to change the calculation of shares authorized under the Plans. The 2021 Plan was adopted on February 12, 2021, and has been amended and restated on October 29, 2021, May 27, 2022 and on March 10, 2023, and the 2023 Plan was adopted on February 28, 2023 and amended and restated on June 29, 2023.

Detailed summaries of the Amendments to the Plans that were approved by the Company’s stockholders were included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024 (the “2024 Proxy Statement”) and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Plans are described in detail in that proxy statement. The foregoing description of the Plans are qualified in their entirety by the terms of the Plans.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Proposal 1: Election of Directors

At the Annual Meeting, the Company’s stockholders voted on the election of Edward R. Hirshfield as a Director to serve until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation, or removal. Mr. Hirshfield received the following votes:

For	Withhold	Broker Non-Votes

1,332,958	113,113	895,994

At the Annual Meeting, the Company’s stockholders voted on the election of William P. Phelan as a Director to serve until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation, or removal. Mr. Phelan received the following votes:

For	Withhold	Broker Non-Votes

1,383,622	62,449	895,994

At the Annual Meeting, the Company’s stockholders voted on the election of John Bottomley as a Director to serve until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation, or removal. Mr. Bottomley received the following votes:

For	Withhold	Broker Non-Votes

1,393,679	52,392	895,994

At the Annual Meeting, the Company’s stockholders voted on the election of John Belizaire as a Director to serve until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation, or removal. Mr. Belizaire received the following votes:

For	Withhold	Broker Non-Votes

1,396,566	49,505	895,994

Proposal 2: Approval of Note Conversion Price and Warrant Exercise Price Adjustments

At the Annual Meeting, the Company’s stockholders voted on the approval of the reduction of the conversion price of certain secured convertible notes (the “Notes”) issued pursuant to the Fourth Amendment Agreement, the reduction of the exercise price of certain warrants held by said noteholders (the “Noteholder Warrants”), the issuance of shares of the Company’s common stock upon conversion of the Notes at the reduced conversion price, and the issuance of shares of the Company’s common stock upon the exercise of the Noteholder Warrants under the amended terms. The Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

1,317,123	58,238	70,710	895,994

Proposal 3: Approval of Amendment to 2021 Plan

At the Annual Meeting, the Company’s stockholders voted on the approval of an amendment to the Soluna Holdings, Inc. 2021 Third Amended and Restated Stock Incentive Plan, which would change the calculation of the number of shares of common stock available for awards under the Plan. The Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

1,353, 344	73,904	18,823	895,994

Proposal 4: Approval of Amendment to 2023 Plan

At the Annual Meeting, the Company’s stockholders voted on the approval of an amendment to the Soluna Holdings, Inc. 2023 Amended and Restated Stock Incentive Plan, which would change the calculation of the number of shares of common stock available for awards under the Plan. The Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

1,353, 323	74,055	18,693	895,994

Proposal 5: Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders voted on a proposal to ratify the selection of UHY LLP as the Company’s independent registered public account firm for fiscal year 2024. The Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

2,240,125	96,420	5,520	0

The results reported above are final voting results.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: June 3, 2024	By:	/s/ John Tunison
John Tunison
Chief Financial Officer
(principal financial officer)